UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2018

Jerash Holdings (US), Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38474	81-4701719
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

147 W. 35th Street, Room #1603, New York, NY 10001
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 575-9085

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Jerash Holdings (US), Inc. (the “Company”) held on August 17, 2018, the stockholders voted on the matters described below.

1.	The Company’s stockholders elected five directors, each to serve until the 2019 annual meeting of stockholders and until their respective successors have been elected and qualified or until their earlier resignation or removal. The number of shares that (a) voted for the election of each director and (b) withheld authority to vote for each director is summarized in the table below:

Director Nominee	Votes For	Votes Withheld
Choi Lin Hung	8,452,882	1,000
Wei (“Kitty”) Yang	8,452,882	1,000
Gary J. Haseley	8,452,882	1,000
Sean Socha	8,452,582	1,300
Mak Chi Yan	8,452,882	1,000

There were 401,595 broker non-votes with respect to the election of each director. Broker non-votes represent shares held by broker nominees for beneficial owners that were not voted because the broker nominee did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares on a non-routine proposal.

2.	The Company’s stockholders approved the amendment and restatement of the Company’s certificate of incorporation to increase the number of authorized shares of its common stock from 15 million to 30 million. The number of shares that voted for, against, and abstained from voting for this proposal is summarized in the table below:

Votes For	Votes Against	Abstentions
8,810,673	44,804	0

3.	The Company’s stockholders ratified the selection of Friedman LLP as the Company’s independent registered public accounting firm for the year ending March 31, 2019. The number of shares that voted for, against, and abstained from voting for this proposal is summarized in the table below:

Votes For	Votes Against	Abstentions
8,812,964	42,513	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERASH HOLDINGS (US), INC.

Dated: September 20, 2018	By:	/s/ Richard J. Shaw
Richard J. Shaw
Chief Financial Officer